UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2015
CITADEL EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 612-8040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 30, 2015, Citadel Exploration, Inc. (the "Company") issued stock pursuant to the conversion of a promissory note with principal amount of $100,000 and accrued interest in the amount $2,164.38 into stock at $0.15 per share.  Additionally the company accepted $107,835.62 in new investment at $0.15, resulting in the total issuance of 1,400,000 shares to Cibolo Creek Partners a private equity firm based in Midland, Texas.  One of the Company’s board members, Jim Walesa is a member of Cibolo Creek Partners.

No commissions were paid in connection with the private placement or the debt conversions.

The issuance of shares of the Company's common stock in the private placement and debt conversion was made in reliance on the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provisions of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from each of the investors in the private placement with respect to their status as accredited investors, (iv) the provision of the type of disclosure that registration would provide, and (v) the placement of restrictive legends on the certificates reflecting the shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: March 30, 2015